Exhibit 99.2

CONTACT:	Corporate Communications
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Investor Relations
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Delta Reports Financial and Operating Performance for November 2016

ATLANTA, December 2, 2016 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for November 2016.

Consolidated passenger unit revenue (PRASM) for the month of November declined 1.0% year over year. The company continued to see stabilization of close-in domestic yields and positive unit revenues in Latin America. Prior year foreign currency hedge gains were a 0.5 point headwind for the month.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
November consolidated PRASM change year over year	(1.0)%
November mainline completion factor	100.0%
November on-time performance (preliminary DOT A14)	91.4%

Delta Air Lines serves nearly 180 million customers each year. In 2016, Delta was named to Fortune’s top 50 Most Admired Companies in addition to being named the most admired airline for the fifth time in six years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for an unprecedented six consecutive years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 323 destinations in 57 countries on six continents. Headquartered in Atlanta, Delta employs more than 80,000 employees worldwide and operates a mainline fleet of more than 800 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading transatlantic joint venture with Air France-KLM and Alitalia as well as a joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK and LaGuardia, London-Heathrow, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products and services, and technology to enhance the customer experience in the air and on the ground. Additional information is available on the Delta News Hub, as well as delta.com, Twitter @DeltaNewsHub, Google.com/+Delta, and Facebook.com/delta.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Nov 2016	Nov 2015	Change		Nov 2016	Nov 2015	Change

RPMs (000):
Domestic	10,470,710	10,083,688	3.8%		120,143,514	116,102,513	3.5%
Delta Mainline	8,770,116	8,391,211	4.5%		101,077,913	96,955,339	4.3%
Regional	1,700,594	1,692,477	0.5%		19,065,601	19,147,174	(0.4%)
International	5,140,049	5,476,289	(6.1%)		76,145,286	77,143,517	(1.3%)
Latin America	1,311,157	1,300,964	0.8%		17,940,452	17,313,186	3.6%
Delta Mainline	1,273,431	1,262,374	0.9%		17,436,169	16,943,048	2.9%
Regional	37,727	38,590	(2.2%)		504,284	370,138	36.2%
Atlantic	2,334,446	2,534,657	(7.9%)		37,091,498	37,749,387	(1.7%)
Pacific	1,494,446	1,640,668	(8.9%)		21,113,336	22,080,944	(4.4%)
Total System	15,610,759	15,559,977	0.3%		196,288,800	193,246,030	1.6%

ASMs (000):
Domestic	12,038,988	11,771,923	2.3%		140,952,072	134,918,382	4.5%
Delta Mainline	9,973,812	9,674,607	3.1%		117,197,372	111,212,933	5.4%
Regional	2,065,177	2,097,316	(1.5%)		23,754,700	23,705,449	0.2%
International	6,327,574	6,728,140	(6.0%)		91,205,515	92,441,634	(1.3%)
Latin America	1,515,907	1,590,351	(4.7%)		21,114,669	20,914,114	1.0%
Delta Mainline	1,465,355	1,541,006	(4.9%)		20,479,930	20,442,512	0.2%
Regional	50,552	49,345	2.4%		634,739	471,602	34.6%
Atlantic	3,045,687	3,211,596	(5.2%)		46,045,852	45,802,226	0.5%
Pacific	1,765,980	1,926,193	(8.3%)		24,044,993	25,725,294	(6.5%)
Total System	18,366,562	18,500,063	(0.7%)		232,157,587	227,360,016	2.1%

Load Factor:
Domestic	87.0%	85.7%	1.3	pts	85.2%	86.1%	(0.9)	pts
Delta Mainline	87.9%	86.7%	1.2	pts	86.2%	87.2%	(1.0)	pts
Regional	82.3%	80.7%	1.6	pts	80.3%	80.8%	(0.5)	pts
International	81.2%	81.4%	(0.2)	pts	83.5%	83.5%	0.0	pts
Latin America	86.5%	81.8%	4.7	pts	85.0%	82.8%	2.2	pts
Delta Mainline	86.9%	81.9%	5.0	pts	85.1%	82.9%	2.2	pts
Regional	74.6%	78.2%	(3.6)	pts	79.4%	78.5%	0.9	pts
Atlantic	76.6%	78.9%	(2.3)	pts	80.6%	82.4%	(1.8)	pts
Pacific	84.6%	85.2%	(0.6)	pts	87.8%	85.8%	2.0	pts
Total System	85.0%	84.1%	0.9	pts	84.5%	85.0%	(0.5)	pts

Mainline Completion Factor	100.0%	100.0%	0.0	pts

Passengers Boarded	14,664,162	14,356,953	2.1%		169,079,551	165,137,565	2.4%

Cargo Ton Miles (000):	159,911	172,066	(7.1%)		1,815,222	2,021,828	(10.2%)

a Results include flights operated under contract carrier arrangements

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